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                                                                       EXHIBIT 5



December 15, 2000



Kimberly-Clark Corporation
P.O. Box 619100
Dallas, Texas  75261-9100

         Re:  Registration Statement on Form S-8
              (Kimberly-Clark Corporation Outside Directors' Stock Option Plan)

Gentlemen:

I am Senior Vice President - Law and Government Affairs of Kimberly-Clark Corporation, a Delaware corporation (the "Corporation"), and I have acted as counsel to the Corporation in connection with the preparation and filing with the Securities and Exchange Commission of the Registration Statement on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of shares of the Corporation's common stock, $1.25 par value (the "Shares"), to be offered under the Corporation's Outside Directors' Stock Option Plan (the "Plan").

I have examined the Plan and such corporate and other documents and records, and certificates of public officials and officers of the Corporation, as I have deemed necessary for purposes of this opinion. In stating my opinion I have assumed the genuineness of all signatures of, and the authority of, persons signing any documents or records on behalf of parties other than the Plan and the Corporation, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified or photostatic copies.

Based on the foregoing, I am of the opinion that:

1. The Corporation is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

2. The Shares, when acquired in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof, except with respect to nonassessability as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.

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December 15, 2000
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I hereby consent to the filing of this opinion as Exhibit 5 to the Registration
Statement. In addition, I hereby consent to the use of this opinion in the related Section 10(a) Prospectus.

Very truly yours,



O.  George Everbach
Senior Vice President -
  Law and Government Affairs